================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 XXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Not Applicable

     (2) Aggregate number of securities to which transaction applies:
         Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         Not Applicable

     (4) Proposed maximum aggregate value of transaction:  Not Applicable

     (5) Total fee paid:  Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  Not Applicable

     (2) Form, Schedule or Registration Statement No.:  Not Applicable

     (3) Filing Party:  Developers Diversified Realty Corporation

     (4) Date Filed:  Not Applicable

================================================================================

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     Notice is hereby given that the annual meeting of shareholders of Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), will be held at the Glenmoor Country Club, 4191 Glenmoor Road, N.W., Canton, Ohio, on Monday, May 12, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect seven directors, each to serve for a term of one year.

          2. To consider a proposal to amend Article Fourth of the Company's Amended and Restated Articles of Incorporation to incorporate a New York Stock Exchange requirement relating to settlement of stock trades.

          3. To consider a proposal to amend the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan to reserve for issuance under such plan an additional 500,000 Common Shares of the Company.

          4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 31, 1997, will be entitled to notice of and to vote at said meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                   By order of the Board of Directors,

                                   JOAN U. ALLGOOD
                                   Secretary

Dated: April 7, 1997

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), to be held at the Glenmoor Country Club, 4191 Glenmoor Road, N.W., Canton, Ohio, on Monday, May 12, 1997, at 10:00 a.m., local time. This proxy statement and the accompanying notice and proxy will first be sent to shareholders by mail on or about April 7, 1997.

     Annual Report. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, is enclosed with this proxy statement.

     Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. at an estimated cost of $6,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to the solicitation of proxies by mail, Corporate Investor Communications, Inc. and regular employees of the Company may solicit proxies by telephone or facsimile.

     If the enclosed proxy is properly executed and returned, the Common Shares, without par value (the "Common Shares"), represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specification, they will be voted to elect the directors listed in Proposal One and FOR Proposals Two and Three. A shareholder's presence alone at the Annual Meeting will not operate to revoke such shareholder's proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing at its principal executive offices located at 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, or in open meeting.

     Outstanding Shares. The close of business on March 31, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On such date, the Company's voting securities outstanding consisted of 25,055,498 Common Shares, each of which is entitled to one vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of March 15, 1997 (except as otherwise disclosed in the notes below), by (a) the Company's directors (including nominees for directors), (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares, (c) the Company's Chief Executive Officer and the Company's other named executive officers, and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their respective names.

                                                         NUMBER OF COMMON SHARES       PERCENTAGE
                                                           BENEFICIALLY OWNED          OWNERSHIP
                                                         -----------------------       ----------
Bert L. Wolstein......................................          2,082,607(1)              8.31%
34555 Chagrin Boulevard
Moreland Hills, Ohio
FMR Corp..............................................          1,136,400(2)              4.54%(3)
82 Devonshire Street
Boston, Massachusetts
Cohen & Steers Capital Management, Inc................          1,801,300(4)              7.19%(3)
757 Third Ave.
New York, New York
Scott A. Wolstein.....................................            240,943(5)                 *
James A. Schoff.......................................            105,433(6)                 *
John R. McGill........................................             33,892(7)                 *
Joan U. Allgood.......................................                 --(8)                 *
Loren F. Henry........................................             58,870(9)                 *
William H. Schafer....................................                698(7)                 *
Alan Bobman...........................................                 --                    *
Steven M. Dorsky......................................                 --                    *
Robin R. Walker.......................................                 --(10)                *
Walter H. Teninga.....................................              7,000                    *
William N. Hulett III.................................                600(11)                *
Ethan Penner..........................................                 --                    *
Albert T. Adams.......................................                 --(11)                *
Dean S. Adler.........................................                 --                    *
All Executive Officers and Directors as a Group
  (13 persons)........................................            447,436                 1.79%

---------------

*     Less than 1%.
(1)   Does not include 123,789 Common Shares owned by Iris S. Wolstein, Bert L. Wolstein's wife, beneficial ownership of which is disclaimed by Mr. Wolstein. Also does not include 233,333 Common Shares subject to options currently exercisable or exercisable within 60 days.
(2)   According to a report on Schedule 13G dated February 12, 1997, filed with the
      Securities and Exchange Commission, FMR Corp. ("FMR"), an investment advisory firm, beneficially owned 1,136,400 of the outstanding Common Shares as of December 31, 1996.
      FMR disclosed in such Schedule 13G that it has sole dispositive power with respect to all of such Common Shares and sole voting power with respect to 173,700 of such Common
      Shares.
(3)   As adjusted for the Company's offering of Common Shares completed January 14, 1997.

(4)   According to a report on Schedule 13G dated January 30, 1997, filed with the Securities and Exchange Commission, Cohen & Steers Capital Management, Inc. ("Cohen"), an
      investment advisory firm, beneficially owned 1,801,300 of the outstanding Common Shares as of December 31, 1996. Cohen disclosed in such Schedule 13G that it has sole dispositive power with respect to all of such Common Shares and sole voting power with respect to 1,580,600 of such Common Shares.
(5)   Does not include 333,333 Common Shares subject to options currently exercisable or exercisable within 60 days.
(6)   Does not include any of the following Common Shares, beneficial ownership of which is disclaimed by Mr. Schoff: (a) 227.594 Common Shares owned by a trust, the trustee of each of which is Mr. Schoff's wife and the beneficiary of which is Mr. Schoff's daughter, (b) 300 Common Shares owned by Mr. Schoff's wife, (c) 44 Common Shares owned by Mr. Schoff's son, (d) 400 Common Shares owned by an individual retirement account held by Mr. Schoff's wife, and (e) 1,000 Common Shares owned by a partnership in which
      Mr. Schoff owns a one-half interest. Also does not include 98,333 Common Shares subject to options currently exercisable or exercisable within 60 days.
(7)   Does not include 41,667 Common Shares subject to options currently exercisable or exercisable within 60 days.
(8)   Does not include (a) 41,667 Common Shares subject to options currently exercisable or exercisable within 60 days and (b) 1,000 Common Shares owned by Mrs. Allgood's husband, beneficial ownership of which is disclaimed by Mrs. Allgood.
(9)   Does not include (a) 16,667 Common Shares subject to options currently exercisable or exercisable within 60 days, (b) 66.2452 Common Shares owned by Mr. Henry's wife, beneficial ownership of which is disclaimed by Mr. Henry, (c) 1,544 Common Shares subject to options currently exercisable or exercisable within 60 days owned by Mr.
      Henry's wife, beneficial ownership of which is disclaimed by Mr. Henry and (d) 1,200
      Common Shares owned by Mr. Henry's daughters, beneficial ownership of which is disclaimed by Mr. Henry.
(10)  Does not include 3,333 Common Shares subject to options currently exercisable or exercisable within 60 days.
(11)  Does not include 5,000 Common Shares subject to options currently exercisable for each of Mr. Hulett and Mr. Adams.

PROPOSAL ONE: ELECTION OF DIRECTORS

     At the Annual Meeting, the Common Shares represented by proxy, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named, each to serve for a term of one year and until his respective successor is duly elected and qualified.

     The nominees for director are Scott A. Wolstein, James A. Schoff, Walter H. Teninga, William N. Hulett III, Ethan Penner, Albert T. Adams, and Dean S. Adler. Messrs. Wolstein, Schoff, Teninga, Hulett, Penner and Adams are presently directors of the Company. Mr. Adler is a new nominee for director.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the President or the Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as such shareholder possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of such shareholder's Common Shares, or to distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit.

     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the Common Shares represented by proxies given to them in such fashion so as to elect as many of the nominees as possible.

     If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is intended that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                            EXPIRATION
                                                                             PERIOD          OF TERM
                                                                           OF SERVICE       FOR WHICH
     NAME AND AGE                    PRINCIPAL OCCUPATION                 AS DIRECTOR        PROPOSED
-----------------------    -----------------------------------------    ----------------    ----------
Scott A. Wolstein          Chairman of the Board of Directors of the     11/92-Present         1998
  44                       Company; President and Chief Executive
                           Officer of the Company
James A. Schoff            Executive Vice President and Chief            11/92-Present         1998
  51                       Operating Officer of the Company
Walter H. Teninga          Former President and Chief Executive           2/93-Present         1998
  69                       Officer of American ClubStores, Inc.
William N. Hulett III      Co-Chairman and Chief Executive Officer        2/93-Present         1998
  53                       of the Rock and Roll Hall Fame and Museum
Ethan Penner               President of Nomura Asset Capital              4/96-Present         1998
  35                       Corporation (real estate financing)
Albert T. Adams            Partner, Baker & Hostetler LLP (law firm)      4/96-Present         1998
  46
Dean S. Adler              Principal, Lubert-Adler Partners, L.P.              --              1998
  40                       (real estate investments)

     Scott A. Wolstein has been the President, Chief Executive Officer and a Director of the Company since its organization. Prior to the organization of the Company, Mr. Wolstein was a principal and executive officer of DDG. Mr. Wolstein is a graduate of the Wharton School at the University of Pennsylvania and of the University of Michigan Law School. He has served as President of the Board of Trustees of the United Cerebral Palsy Association of Greater Cleveland and as a member of the Board of the Great Lakes Theater Festival, Heartland PAC, Neighborhood Progress, Inc., The Park Synagogue, the Convention and Visitors Bureau of Greater Cleveland, and Bellefaire.

     James A. Schoff has been Executive Vice President, Chief Operating Officer and a Director of the Company since its organization. Prior to the organization of the Company, Mr. Schoff was a principal and executive officer of DDG. After graduating from Hamilton College and Cornell University Law School, Mr. Schoff practiced law with the firm of Thompson, Hine and Flory in Cleveland, Ohio, where he specialized in the acquisition and syndication of real estate properties. Mr. Schoff serves as a member of the Board of Trustees of the Western Reserve Historical Society, the Cleveland Ballet and the Children's Aid Society.

     Walter H. Teninga was the President and Chief Executive Officer of American ClubStores, Inc., from January 1992 to September 1993. Mr. Teninga founded the Warehouse Club, a wholesale cash-and-carry membership warehouse business, the stock of which became publicly traded during Mr. Teninga's 10-year tenure as Chairman and Chief Executive Officer. Prior to forming the Warehouse Club, Mr. Teninga served as Vice Chairman and Chief Financial and Development Officer of Kmart Corporation, where he was employed from 1956 to 1979. He is a past president and former director of the Boys and Girls Clubs of Southeastern Michigan.

     William N. Hulett III is the Co-Chairman and Chief Executive Officer of the Rock and Roll Hall of Fame and Museum in Cleveland, Ohio. From 1981 to 1993, Mr. Hulett was the President of Stouffer Hotel Company, the owner of a national hotel chain. Prior to that time, Mr. Hulett served as Vice President of Operations for Westin Hotels, based in Seattle, Washington. In December 1991, he completed a third consecutive term as Chairman of the Convention and Visitors Bureau of Greater Cleveland. He is a member of the Board of Trustees of the New Cleveland Campaign, a director of the Greater Cleveland Growth Association, a director of Boykin Lodging Company and a member of the 1992 U.S. Savings Bonds Volunteer Committee appointed by the Secretary of the U.S. Treasury. Mr. Hulett was named Business Executive of the year for 1995 by the Sales and Marketing Executive Association.

     Ethan Penner has been the President of Nomura Asset Capital Corporation (Nomura's real estate finance arm), as well as a member of Nomura's Operating Committee since 1994. Mr. Penner has also been the Executive Managing Director of Nomura Securities International, Inc. since 1994. From 1992 to 1994, Mr. Penner was President of Magellan Financial Services, an investment banking firm which he founded in 1992. Prior to founding Magellan Financial Services, Mr. Penner was a Principal at Morgan Stanley & Co., Inc. from 1987 to 1992. Mr. Penner serves as a member of the Executive Committee and Board of Directors of the National Realty Committee, a director of Nomura Asset Securities Corp., a director of Asset Securitization Corp., a member of the Urban Land Institute, a member of the Board of Trustees of the Simon Wiesenthal Center, and a member of the Advisory Board for the Elton John Aids Foundation.

     Albert T. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Western Reserve Historical Society and is a Vice President of the Harvard Business School Club of Northeastern Ohio. Mr. Adams also serves as a director of Associated Estates Realty Corporation and Boykin Lodging Company.

     Dean S. Adler is currently a partner with Lubert-Adler Partners, L.P. From 1987 through 1996, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, specializing in acquiring operating businesses and real estate within the private equity market. Mr. Adler is a graduate of the Wharton School and the University of Pennsylvania Law School. He was formerly an instructor at the Wharton School between 1981 and 1983. He currently serves as a member of the Board of Directors of The Lane Company and Trans World Entertainment Corporation. Mr. Adler has served on such community boards as the UJA National Young Leadership Cabinet and he is currently a member of the Alexis de Tocqueville Society.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996, the Board of Directors held six meetings. The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Dividend Declaration Committee and an Option Grant Committee. The Board of Directors does not have a Nominating Committee. Of the incumbent members of the Board of Directors, only Mr. Penner attended less than 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he served.

     Audit Committee. The Audit Committee, which consists of Messrs. Teninga, Hulett and Adams, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1996.

     Executive Compensation Committee. The Executive Compensation Committee, which consists of Messrs. Teninga, Penner and Adams, determines compensation for the Company's executive officers and administers the Company's stock option plan. The Executive Compensation Committee held two meetings in 1996.

     Dividend Declaration Committee. The Dividend Declaration Committee, which in 1996 consisted of Messrs. B. Wolstein, S. Wolstein and Schoff, determines if and when the Company should declare dividends on its capital stock and the amount thereof, consistent with the dividend policy adopted by the Board of Directors. The Dividend Declaration Committee held four meetings in 1996.

     Option Grant Committee. The Option Grant Committee was established in order to comply with amended Rule 16b-3. The Option Grant Committee, which consists of Messrs. Teninga and Penner, determines if and when the Company should grant stock options to executive officers or employees, and the terms of such stock options, consistent with the option granting policy adopted by the Board of Directors and pursuant to the terms of the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan and the Developers Diversified Realty Corporation Equity-Based Award Plan. The Option Grant Committee did not hold any meetings in 1996.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $16,000, plus a fee of $1,000 for attending Board and/or committee meetings or $250 for participating in telephonic meetings, to its directors who are not employees or officers of the Company. Employees and officers of the Company who are also directors are not paid any such director fees. Each non-employee director is also reimbursed for expenses incurred in attending meetings. With the exception of Ethan Penner, each director who is not an employee of the Company has also been granted 10-year options to acquire 10,000 Common Shares, 5,000 Common Shares of which may be acquired at an exercise price of $22 per Common Share (the price at which the Common Shares were sold to the public in the Company's initial public offering in February 1993) and 5,000 Common Shares of which may be acquired at an exercise price of $30.75 per Common Share, subject to equitable adjustment for stock splits, combinations, stock dividends and recapitalizations. Ethan Penner has been granted a 10-year option to acquire 5,000 Common Shares at an exercise price of $30.75 per Common Share. The options to acquire shares at an exercise price of $22 per Common Share are currently exercisable; the balance of the options will not be exercisable until July 17, 1997. The optionees may elect to pay for the shares to be received upon exercise of the options in cash or through a cashless exercise procedure set forth in the agreement pursuant to which such options were granted. For his services as Chairman of the Board of Directors during the fiscal year ended December 31, 1996, Bert L. Wolstein received cash compensation in the amount of $200,000 and options to purchase 100,000 Common Shares which were forfeited upon his resignation as Chairman.

     Non-employee directors are permitted to defer all or a portion of their fees pursuant to the Company's Directors' Deferred Compensation Plan. The plan is unfunded and participants' contributions are converted to units, the value of which fluctuate according to the market value of the Company's Common Shares. Messrs. Hulett and Adams elected to defer their 1996 fees pursuant to the plan.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 1996 (the "named executive officers").

                         I.  SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                      COMPENSATION AWARDS
                                                              -----------------------------------
                                      ANNUAL COMPENSATION     RESTRICTED
         NAME AND          FISCAL   -----------------------      STOCK      SECURITIES UNDERLYING         OTHER
    PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)(1)   AWARD(S)($)      OPTIONS/SARS(#)      COMPENSATION($)(2)
-------------------------- ------   ---------   -----------   -----------   ---------------------   ------------------
Scott A. Wolstein.........  1996     400,000      300,000       768,750(3)         100,000                49,380
  President and Chief       1995     400,000      100,000            --                -0-                33,886
  Executive Officer         1994     325,000      300,000            --            200,000                 2,619
James A. Schoff...........  1996     275,000      137,500            --            120,000                46,609
  Executive Vice President  1995     275,000       50,000            --             50,000                28,403
  and Chief Operating       1994     275,000      150,000            --             30,000                 2,210
  Officer
John R. McGill............  1996     162,500       63,000            --             55,000                   -0-
  Vice President and        1995     150,000       20,000            --             10,000                   -0-
  Director of Development   1994     150,000          -0-            --             10,000                   -0-
Joan U. Allgood...........  1996     162,500       43,750            --             55,000                   -0-
  Vice President and        1995     150,000       20,000            --             10,000                   -0-
  General Counsel           1994     120,000          -0-            --             10,000                   -0-
Loren F. Henry............  1996     162,500       35,000            --             55,000                 2,766
  Vice President and        1995     150,000       20,000            --             10,000                 2,372
  Director of Management    1994     120,000          -0-            --             10,000                 1,125

---------------

(1) For a description of the method used in determining the bonuses paid to Messrs. Wolstein and Schoff, see "Employment Agreements" and "Report of the Executive Compensation Committee of the Board of Directors."

(2) Represents the dollar value, at December 31, 1996, of contributions of Common Shares and Common Shares equivalents, respectively, made by the Company pursuant to the Company's Profit Sharing Plan and Trust and the Company's Elective Deferred Compensation Plan. The dollar value of the Company's contributions made pursuant to the Company's Profit Sharing Plan and Trust plan equalled $1,500, $1,500, $0, $0, and $2,278, respectively, for Mr. S. Wolstein, Mr. Schoff, Mr. McGill, Mrs. Allgood and Mr. Henry. The dollar value of contributions made pursuant to the Company's Elective Deferred Compensation Plan equalled $6,000, $3,376, $0, $0, and $488, respectively, for Mr. S. Wolstein, Mr. Schoff, Mr. McGill, Mrs. Allgood and Mr. Henry. In addition, Messrs. S. Wolstein and Schoff each received $10,000 allowances relating to fiscal year 1995 tax and financial planning expenses pursuant to their employment agreements. Messrs. S. Wolstein and Schoff also received other compensation aggregating $31,880 and $31,733, respectively, pursuant to their employment agreements.

(3) On July 17, 1996, Mr. S. Wolstein was granted 25,000 restricted shares of Common Stock. Pursuant to the terms of the restricted shares agreement between the Company and Mr. Wolstein, 5,000 restricted shares vested immediately on the date of the grant. The remaining restricted shares vest in 5,000 share increments on each subsequent July 17th following the date of grant. Dividends on the restricted shares are payable in additional restricted shares.

                   II.  OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the awarding of stock options in 1996 to the named executive officers included in the Summary Compensation Table.

                       NUMBER OF         PERCENT OF
                       SECURITIES           TOTAL
                       UNDERLYING      OPTIONS GRANTED                                      GRANT DATE
                      OPTIONS/SARS     TO EMPLOYEES IN       EXERCISE       EXPIRATION       PRESENT
       NAME              (#)(1)        FISCAL YEAR(2)      PRICE ($/SH)        DATE        VALUE ($)(3)
------------------    ------------     ---------------     ------------     ----------     ------------
Scott A. Wolstein        100,000             18.8%            $30.75         July 2006        249,370
James A. Schoff          120,000             22.6%            $30.75         July 2006        299,244
John R. McGill            55,000             10.4%            $30.75         July 2006        137,154
Joan U. Allgood           55,000             10.4%            $30.75         July 2006        137,154
Loren F. Henry            55,000             10.4%            $30.75         July 2006        137,154

---------------

(1) Options vest in one-third increments on each of the first three consecutive anniversaries of the date of grant and may be exercised, if at all, only with respect to those options which have vested.

(2) Based on options to purchase an aggregate of 531,119 Common Shares granted to employees during 1996.

(3) Based on the Black-Scholes options pricing model, adapted for use in valuing stock options granted to executives. The following assumptions were used in determining the values set forth in the table: (a) expected volatilities of 17.1283, which reflect the daily closing prices of the Common Shares on the New York Stock Exchange for the twelve-month period ended July 17, 1996, (b) risk-free rates of return of 6.83% for the options which expire in July 2006 (the "Options") (which percentage represents the yield on a United States Government Zero Coupon bond with a 10-year maturity prevailing on the date on which the respective options were granted), (c) dividend yields of 7.8% for the Options (which percentage represents an annualized distribution of $2.40 per Common Share divided by the exercise prices of the Options) and
    (d) the exercise of the options at the end of their respective 10-year terms. No adjustments were made for nontransferability or risk of forfeiture of the options. The calculations were made using prices per Common Share and option exercise prices of $30.75 for the Options (which represented the closing sale price of the Common Shares on the New York Stock Exchange on the date prior to the date on which the options were granted). The estimated present values in the table are not intended to provide, nor should they be interpreted as providing, any indication or assurance concerning future values of the Common Shares.

    III.  AGGREGATE OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

     The following table sets forth information with respect to the value of options held by the named executive officers included in the Summary Compensation Table on December 31, 1996.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT 1996            IN-THE-MONEY OPTIONS
                                                                   YEAR-END (#)              AT 1996 YEAR-END ($)
                       SHARES ACQUIRED         VALUE         -------------------------     -------------------------
        NAME           ON EXERCISE (#)     REALIZED ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
---------------------  ----------------    -------------     -------------------------     -------------------------
Scott A. Wolstein....         --                --                333,333/166,677             3,941,667/1,320,833
James A. Schoff......       15,000            170,625             71,667/163,333               871,875/1,180,000
John R. McGill.......         --                --                 35,000/65,000                468,125/440,625
Joan U. Allgood......         --                --                 35,000/65,000                468,125/440,625
Loren F. Henry.......       25,000            290,625              10,000/65,000                90,000/440,625

          IV.  LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                              PERFORMANCE                ESTIMATED FUTURE PAYOUTS
                                               OR OTHER             UNDER NON-STOCK PRICE-BASED PLANS
                          NUMBER OF          PERIOD UNTIL        ----------------------------------------
                        SHARES, UNITS        MATURATION OR       THRESHOLD         TARGET         MAXIMUM
         NAME          OR OTHER RIGHTS          PAYOUT              (#)              (#)            (#)
---------------------- ---------------    -------------------    ---------    -----------------   -------
Scott A. Wolstein.....      15,000(1)       December 31, 2000       -0-       15,000 -- 100,000   100,000

---------------

(1) Mr. Wolstein entered into a Performance Unit Agreement with the Company pursuant to the Developers Diversified Realty Corporation's Equity-Based Award Plan. Under this agreement, Mr. Wolstein was granted 15,000 units (the "Performance Units"), which will be converted to between 0 and 100,000 of the Company's Common Shares based on annualized total shareholder return over a five-year period beginning on January 1, 1996.

EMPLOYMENT AGREEMENTS

     As of January 1, 1993, the Company entered into separate employment agreements with Scott A. Wolstein and James A. Schoff. Each of these agreements provides for an initial three-year term which is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year's prior written notice. Pursuant to their respective agreements, Messrs. Wolstein and Schoff are required to devote to the Company their entire business time. The agreements, as amended, provide for current annual base salaries of $400,000 and $275,000 for Messrs. Wolstein and Schoff, respectively, as well as the use of an automobile, membership in a golf club and a business club, and an allowance of up to $10,000 annually for financial planning and tax return preparation services. Pursuant to the agreements, Mr. Wolstein is entitled to a bonus of from 50% to 125% of his annual base salary, and Mr. Schoff is entitled to a bonus of from 25% to 100% of his annual base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Executive Compensation Committee are Walter H. Teninga, Ethan Penner and Albert T. Adams. For a discussion of certain transactions between the Company and Mr. Adams, see "Certain Transactions."

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite -- 500 Index and the NAREIT Equity REIT Total Return Index based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 on February 1, 1993 and the reinvestment of dividends.

                                        Developers
                                        Diversified                            NAREIT Equity
        Measurement Period             Realty Corpo-                          REIT Total Re-
      (Fiscal Year Covered)               ration           S&P 500 Index        turn Index
2/1/93                                             100                 100                 100
12/31/93                                        137.59              107.74              106.70
12/31/94                                        158.50              116.34              110.08
12/31/95                                        163.71              150.00              126.89
12/31/96                                        218.12              183.35              176.06

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     The compensation of the Company's executive officers is currently determined by the Executive Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee is comprised of Walter H. Teninga, Ethan Penner and Albert T. Adams.

PHILOSOPHY

     The primary objectives of the Committee in determining executive compensation for 1996 were (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies and (ii) to provide each executive officer with a significant equity stake in the Company through stock options.

     To this end, the Committee determined executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities, the Company's performance and, with respect to Scott A. Wolstein and James A. Schoff, the achievement of established annual goals. The primary components of the Company's executive compensation program are (i) base salaries and certain other annual compensation, (ii) bonuses for certain executive officers and (iii) stock options. Each of these elements is discussed below.

COMPONENTS OF THE COMPENSATION PROGRAM

     Base Salaries and Certain Other Annual Compensation. The base salaries and certain other annual compensation for the Company's executive officers in 1996 were determined with reference to the experience of executives in the REIT industry, together with comparisons of compensation paid by companies of similar size in the industry, after consulting with the Company's investment advisors and the managing underwriters of certain public securities offerings of the Company. Additionally, in 1996 the Company engaged an independent consultant to assist in the design of a comprehensive executive compensation program for the Company's officers and key employees. Fundamental requirements of the program included the establishment of competitive compensation levels and the setting of rewards consistent with individual contributions.

     After analysis, and based upon the recommendation of the Company's independent consultant, the Committee determined that for 1996 the base salary of Mr. Wolstein should remain at $400,000 per year in light of the compensation being paid to other chief executive officers in the REIT industry generally. Additionally, pursuant to their employment agreements, Messrs. Wolstein and Schoff also received the use of an automobile, membership in a golf club and a business club and an allowance of up to $10,000 annually for financial planning and tax return preparation services. The Board of Directors believed that the annual compensation in addition to the base salary and allowance would benefit the Company by facilitating the development of important relationships with members of the business community.

     Bonuses. The employment agreements for Scott A. Wolstein and James A. Schoff initially provided for annual bonuses based on the growth in the Company's Distributable Cash Flow per Common Share (as defined in the agreements). See "Employment Agreements." In 1995, the Committee elected to base the annual bonuses of Messrs. Wolstein and Schoff on the growth of the Company's Funds From Operations per Common Share. It was felt that this measure of growth, which is used consistently throughout the REIT industry, better aligned the interests of the Company's key executive officers with the interests of the shareholders of the Company. The new bonus arrangement entitled Mr. Wolstein to a bonus of between 12.5% to 75% of his annual base salary, and Mr. Schoff of a bonus of between 9% to 55% of his annual base salary, if Funds From Operations per Common Share for any year exceeded, by 5% to 20% or more, the Funds From Operations per Common Share for the immediately preceding year. In 1995, Mr. Wolstein earned a bonus equal to 25% of his base salary, and Mr. Schoff earned a bonus equal to 18.2% of his base salary. In 1995, four other executive officers of the Company were also given bonus arrangements entitling them to incentive payments of between $10,000 and $40,000 per year if Funds From Operations per Common Share for such year exceeded, by 5%-20% or more, the Funds From Operations per Common Share for the immediately preceding year. In 1995, each of these executive officers earned a bonus of $20,000.

     In 1996, based on the recommendation of the Company's independent consultant, the Company amended its bonus arrangements with certain key employees, including Messrs. Wolstein and Schoff, to provide for annual performance bonuses based upon the participant's level of responsibility and salary, overall corporate performance and individual or qualitative performance. These bonus possibilities are in the form of target, minimum and maximum incentive opportunities which are attained if the Company reaches certain pre-determined performance benchmarks tied to Funds From Operations per Common Share and if the participants are given a favorable qualitative assessment of their individual contributions and efforts. In 1996, Mr. Wolstein earned a bonus equal to 75% of his base salary, and Mr. Schoff earned a bonus equal to 50% of his base salary. Additionally, in 1996, one other executive officer earned a bonus of 36% of his current annualized base salary, two other executive officers of the Company earned bonuses equal to 25% of their respective current annualized base salaries and one executive officer earned a bonus of 20% of his current annualized base salary.

     Restricted Shares and Performance Units. Mr. Wolstein has entered into a Restricted Shares Agreement and a Performance Unit Agreement with the Company, both pursuant to the Developers Diversified Realty Corporation's Equity-Based Award Plan. Pursuant to the Restricted Shares Agreement, Mr. Wolstein was granted 25,000 Common Shares (the "Restricted Shares") which vest in 20% increments. The first 5,000 Restricted Shares vested on July 17, 1996, the date of grant, and additional increments of 5,000 Restricted Shares will vest each July 17th thereafter. Under the Performance Unit Agreement, Mr. Wolstein was granted

15,000 units (the "Performance Units"), the value of which will be determined by the performance of the Company's Common Shares over a five-year period beginning on January 1, 1996.

     Stock Options. All of the Company's executive officers are eligible to receive options to purchase Common Shares of the Company pursuant to the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan (the "Plan"). The Company believes that stock option grants are a valuable motivating tool and provide a long-term incentive to management. Stock option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company's shareholders. Accordingly, the Committee granted to current executive officers options to purchase an aggregate of 440,000 Common Shares under the Plan in 1996, including an option to purchase 100,000 Common Shares to Scott A. Wolstein and an option to purchase 120,000 Common Shares to James A. Schoff. The number of these options granted to each of the executive officers was determined by the Board of Directors and was based on the recommendation of the Company's independent consultant and the expected contribution of each such officer to the performance of the Company.

                        EXECUTIVE COMPENSATION COMMITTEE

                                   Walter H. Teninga
                                   Ethan Penner
                                   Albert T. Adams

PROPOSAL TWO: TO AMEND ARTICLE FOURTH OF THE COMPANY'S AMENDED AND RESTATED
              ARTICLES OF INCORPORATION TO INCORPORATE A NEW YORK STOCK EXCHANGE REQUIREMENT RELATING TO SETTLEMENT OF STOCK TRADES.

     The Board of Directors has approved, and recommends that the shareholders adopt, an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to incorporate a New York Stock Exchange ("NYSE") requirement relating to the settlement of stock trades. The proposed amendment reads as follows:

     Securities Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in these Amended and Restated Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     The Company's Articles contain certain transfer restrictions applicable to the Common Shares, as set forth in Article Fourth of the Articles (the "Transfer Restrictions"), which are similar to provisions found in the charter documents of many REITs, designed to help the Company monitor compliance with certain REIT tax law requirements which provide that not more than 50% of the Company's outstanding capital stock can be owned, directly or indirectly, by five or fewer persons. On January 9, 1997, an additional 3,350,000 shares of the Company's Common Shares were listed on the NYSE. During the process of listing the Common Shares on the NYSE, the NYSE raised certain procedural issues with the Transfer Restrictions. The NYSE specifically requested that the section in question be amended to include certain language to the effect that the Board of Directors and the Company will not take any action to preclude the settlement of a transaction entered into through the facilities of the NYSE.

     The NYSE requires this amendment to comply with its rules and regulations. Accordingly, the Company and the Board of Directors agreed it would take no action that would impair the settlement of any transaction entered into through the facilities of the NYSE and would seek the approval of the shareholders to the proposed amendment. The Company and the Board of Directors believes that the proposed amendment will not adversely affect the Company or the objectives contemplated by the Articles. The Board of Directors, therefore, has proposed the amendment and recommends its adoption.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of Common Shares entitling such holders to exercise a majority of the voting power of the Company is required to adopt the proposed amendment to the Articles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ARTICLES.

PROPOSAL THREE: PROPOSED AMENDMENT TO THE DEVELOPERS DIVERSIFIED REALTY
                CORPORATION 1992 EMPLOYEES' SHARE OPTION PLAN TO RESERVE FOR ISSUANCE UNDER SUCH PLAN AN ADDITIONAL 500,000 COMMON SHARES OF THE COMPANY.

GENERAL

     In addition to the election of directors and a proposal to amend the Company's Articles to incorporate a NYSE requirement, there will be submitted at the Annual Meeting for action by the shareholders an amendment to the Plan to reserve for issuance under the Plan an additional 500,000 Common Shares of the Company. This proposed amendment has been approved by the Board of Directors of the Company.

     Under the Plan, options to purchase Common Shares ("Options") may be made to officers and other employees of the Company or its subsidiaries. Approximately 173 employees are eligible to receive Options under the Plan. The Options provided for under the Plan may be either options intended to qualify for tax treatment as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify for such treatment ("Nonqualified Options").

     Currently, 1,453,426 Common Shares are reserved, allotted and set aside for issuance under the Plan, subject to adjustment for stock dividends, stock splits and certain other changes in the Company's capitalization. To date, the Company has granted options to purchase a total of 1,330,550 Common Shares under the Plan, leaving only 122,876 Common Shares available for issuance in the future. If Proposal Three is approved by the shareholders, an additional 500,000 Common Shares of the Company will be reserved, allotted and set aside for issuance under the Plan, which, together with the 1,453,426 Common Shares already reserved, allotted and set aside, and the 575,000 Common Shares reserved, allotted and set aside for issuance under the Developers Diversified Realty Corporation Equity-Based Award Plan, would represent approximately 10.1% of the Common Shares currently outstanding.

     The closing sale price of the Common Shares on the New York Stock Exchange on March 31, 1997, was $37.75. At that time, the aggregate market value of the additional 500,000 Common Shares proposed to be reserved for purposes of the Plan was $18,875,000, and the aggregate market value of the Common Shares currently subject to unexercised Options granted to such date was $50,228,263.

OPTION PRICE

     The option price per Common Share to be paid upon the exercise of an Option, as determined by the Executive Compensation Committee, may not be less than the fair market value per Common Share (determined as described below) at the time the Option is granted. The exercise price of an Option may be paid in cash, by the surrender of issued and outstanding Common Shares, or a combination thereof. If an employee, at the time an Incentive Option is granted to him, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (taking into account the attribution of stock ownership rules set forth in Section 424(d) of the Code), the option price per Common Share to be paid upon the exercise of such Option may not be less than 110% of the fair market value per Common Share at the time the Option is granted. Such fair market value will be the closing sale price per Common Share (or in the event there are no sales, then the average of the opening bid and asked prices per Common Share) on the New York Stock Exchange on the date immediately preceding the date on which the Option is granted.

TERMINATION AND AMENDMENT OF THE PLAN

     Options may be granted under the Plan at any time until and including December 31, 2002, on which date the Plan will expire except as to options then outstanding. Options outstanding at that time will remain in effect until they have been exercised or have expired.

FEDERAL TAX CONSEQUENCES

     With respect to Incentive Options, in general, for federal income tax purposes under present law:

          (i) Neither the grant nor the exercise of an Incentive Option, by itself, results in income to the optionee; however, the excess of the fair market value of the Common Shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the Common Shares acquired upon exercise of the Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

          (ii) If the Common Shares acquired upon exercise of an Incentive Option are disposed of in a taxable transaction after the later of two years from the date on which the Option is granted or one year from the date on which such Common Shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the exercise price.

          (iii) Except as provided in (v) below, if the Common Shares acquired upon the exercise of an Incentive Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the Common Shares to the optionee (a "disqualifying disposition"):

             (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the Common Shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

             (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Common Shares at the time of such exercise.

             (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

          (iv) No deduction will be allowed to the Company with respect to Incentive Options granted or Common Shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

          (v) With respect to the exercise of an Incentive Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time; such excess Common Shares will be considered Incentive Option stock with a zero basis; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Option and the surrender takes place within two years from the date the Option relating to the surrendered Common Shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the Common Shares surrendered over the basis of such Common Shares. If any of the Common Shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the Common Shares with a zero basis.

     With respect to Nonqualified Options, in general, for federal income tax purposes under present law:

          (i) The grant of a Nonqualified Option, by itself, does not result in income to the optionee.

          (ii) Except as provided in (v) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) results in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Common Shares on the date of exercise over the option price.

          (iii) Except as provided in (v) below, the tax basis of the Common Shares acquired upon exercise of a Nonqualified Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the Common Shares on the date of exercise.

          (iv) No deduction is allowable to the Company upon the grant of a Nonqualified Option but, upon the exercise of a Nonqualified Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Option if the Company deducts and withholds appropriate federal withholding tax.

          (v) With respect to the exercise of a Nonqualified Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the optionee in the Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess Common Shares; the tax basis of such excess Common Shares will be equal to the fair market value of such Common Shares at the time of exercise; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee.

     The Company is no longer entitled to deduct annual remuneration in excess of $1 million (the "Deduction Limitation") paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limitation, including an exception for performance-based compensation. Thus, unless options granted under the Plan satisfy an exception to the Deduction Limitation, the Company's deduction with respect to Nonqualified Options and Incentive Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limitation.

     Under Treasury Regulations, compensation attributable to a stock option is deemed to satisfy the performance-based compensation exception if:

             "the grant is made by the compensation committee; the plan under which the option . . . is granted states the maximum number of shares which respect to which options may be granted during a specified period to any employee; and, under the terms of the option . . ., the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant . . ."

     If Proposal Three is approved by the shareholders and a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code makes the grants, the Company's deduction with respect to options granted under the Plan would not be subject to the Deduction Limitation.

     The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this Proxy Statement. The actual federal, state, local, and foreign tax consequences to the optionee may vary depending upon his particular circumstances.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of Common Shares entitling such holders to exercise a majority of the voting power of the Company is required to adopt this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE DEVELOPERS DIVERSIFIED REALTY CORPORATION 1992 EMPLOYEES' SHARE OPTION PLAN.

                              CERTAIN TRANSACTIONS

MANAGEMENT FEES

     The Company received management and leasing fee income of approximately $103,000 in 1996 pursuant to management agreements with certain partnerships owned by Mr. B. Wolstein and one partnership owned by Messrs. B. Wolstein and McGill.

LEASE OF CORPORATE HEADQUARTERS

     The Company leases its corporate headquarters in Moreland Hills, Ohio, from the spouse of Mr. B. Wolstein. Annual rental payments aggregating approximately $479,000 were made in 1996 by the Company. Rental payments under the lease include payment by the Company of all maintenance and insurance expenses, real estate taxes and operating expenses. The Company currently occupies the space pursuant to the terms of a lease which expires on December 31, 2009.

LEGAL REPRESENTATION

     Albert T. Adams, a director of the Company, is a partner of the law firm Baker & Hostetler LLP in Cleveland, Ohio. The Company retained that firm during fiscal year 1996 to provide various legal services. The dollar amount of fees that the Company paid to that firm did not exceed five percent of that firm's gross revenue for the year. The Company expects that Baker & Hostetler LLP will continue to provide such services during 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except as noted below.

     The following directors and officers each filed one late report on Form 4, as a result of one transaction for each, that was not reported on a timely basis: Messrs. Henry, Hulett, McGill, Schafer, Schoff, Teninga and Mrs. Allgood. The following directors and officers each filed two late reports: Messrs. Adams, Dorsky, Penner, Bert Wolstein and Scott Wolstein. Of the directors and officers who filed two late reports, Messrs. Adams and Penner each failed to timely file a Form 3 upon their election to director and a Form 4 to report one transaction and Messrs. Dorsky, B. Wolstein and S. Wolstein each failed to timely file Form 4s to report two transactions.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as independent public accountants to the Company in 1996 and is expected to do so in 1997. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at 34555 Chagrin Boulevard, Moreland Hills, Ohio, on or before December 8, 1997, for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors", the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. With respect to proposals TWO and THREE, the form of proxy permits specification of vote for, against or in abstention with respect to the respective proposals.

     Where a choice has been specified in the proxy, the shares represented will be voted in accordance with such specification. If no specification is made, such shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above and FOR Proposals TWO and THREE, above. Under Ohio law and the Company's Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. Under Ohio law and the Company's Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes with respect to Proposal TWO and THREE will in effect be votes against such proposals. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

                                          By order of the Board of Directors,

                                          JOAN U. ALLGOOD
                                          Secretary

Dated: April 7, 1997

                        DEVELOPERS DIVERSIFIED REALTY CORPORATION
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Joan U. Allgood and William H. Schafer and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common Shares of Developers Diversified Realty Corporation held of record by the undersigned on March 31, 1997, at the Annual Meeting of Shareholders to be held on May 12, 1997, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

          1. ELECTION OF DIRECTORS.

                     [ ]FOR all nominees listed below                 [ ]WITHHOLD AUTHORITY
                        (except as marked to the contrary below)         to vote for all nominees listed below

 Scott A. Wolstein, James A. Schoff, Walter H. Teninga, William N. Hulett III,
                Ethan Penner, Albert T. Adams and Dean S. Adler.
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

          ----------------------------------------------------------------------
          2. Proposal to amend Article Fourth of the Company's Amended and Restated Articles of Incorporation to incorporate a New York Stock Exchange requirement relating to settlement of stock trades.

                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
          3. Proposal to amend the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan to reserve for issuance under such plan an additional 500,000 Common Shares of the Company.

                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

          4. In their discretion, to vote upon such other business as may properly come before the meeting.

              This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted to elect the nominees described in item 1 above and FOR item 2 and item 3, above.

              Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated April 7, 1997, is hereby acknowledged.

                                                  Date , 1997

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of Shareholder(s)

                                                   PLEASE SIGN AS YOUR NAME
                                                  APPEARS HEREON. IF SHARES ARE
                                                  HELD JOINTLY, ALL HOLDERS MUST
                                                  SIGN. WHEN SIGNING AS
                                                  ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE GIVE YOUR
                                                  FULL TITLE. IF A CORPORATION,
                                                  PLEASE SIGN IN FULL CORPORATE
                                                  NAME BY PRESIDENT OR OTHER
                                                  AUTHORIZED OFFICER. IF A
                                                  PARTNERSHIP, PLEASE SIGN IN
                                                  PARTNERSHIP NAME BY AUTHORIZED
                                                  PERSON.
        P
        R
        O
        X
        Y